NEWS RELEASE

              September 29, 2010

OTC:BB WSHE

         For Immediate Release

E-DEBIT GLOBAL CORPORATION ANNOUNCES INTERAC ASSOCIATION

EMV TERMINAL CERTIFICATION

Calgary, Alberta – E-Debit Global Corporation (“E-Debit”) announced today that it’s wholly owned subsidiary Westsphere Systems Inc., operating the company’s switching payments platform for the electronic payments marketplace has received the Interac Association EMV Terminal Application Certification for Triton manufactured RL1600,    RL 2000, RL 5000, RT 2000 and RT5000 Automated Bank Machines.

Management’s Commentary:

“Powered and Supported by ACI Worldwide's On Demand™ BASE24-eps™ Solution, Westsphere Systems teamed with Triton Systems and Moneris Solutions to complete the first stage of meeting Interac’s EMV compliance standards” said Sonja Dreyer, WSI’s Vice President and Chief Operating Officer.

“EMV is the standard for interoperation used for authenticating credit and debit card payments at chip enabled terminals and was collectively developed for payment systems by Europay, MasterCard and Visa” added Ms. Dreyer.

Additional Information:

Additional Information about E-Debit and the E-Debit’s operating subsidiaries, the Company’s Annual Filings and other public filings including the terms and conditions of the captionally noted Investor Relations Consulting Agreement are available on the SEC website and on E-Debit’s website.

About E-Debit Global Corporation

E-Debit Global Corporation (OTC:BB WSHE) is a consolidated holding company with its subsidiary holdings currently conducting business operations nationally across Canada.

Centered on its financial processing “Switch” through its full participation as an acquirer member of the Canadian Interac Network, E-Debit through its wholly owned subsidiary Westsphere Systems Inc. is fully vertically integrated combining its switching operations with its management and ownership of a national Automated Bank Machine (ABM) and Point of Sale (POS) estate.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common – 11,500,000

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      : Voting Preferred – 14,161,430

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

#12 – 3620 – 3620 , 29th Street N.E.

Calgary, Alberta Canada

T1Y 5Z8